Exhibit 10.4

AMERICAN FINANCE TRUST, INC.

2018 ADVISOR OMNIBUS INCENTIVE COMPENSATION PLAN

FORM OF ADVISOR MULTI-YEAR OUTPERFORMANCE AWARD AGREEMENT

This ADVISOR MULTI-YEAR OUTPERFORMANCE AWARD AGREEMENT (this “Agreement”) made as of July 19, 2018, effective at the Listing, under the 2018 ADVISOR OMNIBUS INCENTIVE COMPENSATION PLAN (the “Advisor Plan”) of AMERICAN FINANCE TRUST, INC., a Maryland corporation (the “Company”), by and between the Company, its subsidiary AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and AMERICAN FINANCE ADVISORS, LLC, a Delaware limited liability company, the Company’s manager (the “Advisor”).

RECITALS

WHEREAS, the Advisor provides services to the Company pursuant to the Third Amended and Restated Advisory Agreement by and among the Company, the Partnership and the Advisor, dated as of September 6, 2016, as amended from time to time (the “Advisory Agreement”).

WHEREAS, the Company has adopted the Advisor Plan to provide additional incentive for the Advisor to promote the progress and success of the business of the Company and its Affiliates, including the Partnership, and pursuant to which the Advisor and its Affiliates can acquire and maintain an equity interest in the Company or the Partnership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Board”), in its capacity as the “Committee” (as defined in the Advisor Plan) appointed by the Board to administer the Advisor Plan, approved this Agreement and the award under the Advisor Plan described in this Agreement (the “Award”), which is subject to the terms and conditions set forth herein and in the Partnership Agreement (as defined herein) and the Advisor Plan.

NOW, THEREFORE, the Company, the Partnership and the Advisor agree as follows:

1.       Administration. The Award granted under this Agreement shall be administered by the Compensation Committee of the Board, or such other committee as may be delegated the power to administer the Award by the Board from time to time (as applicable, the “Committee”); provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects. The Board may also elect to administer this Agreement, in which case all the functions of the Committee shall be exercised by the Board, and the Board shall be considered the “Committee” hereunder. The Committee shall have the discretionary authority to make all determinations regarding the Award, including, without limitation, the interpretation and construction of the Award and the determination of relevant facts; provided such determinations are made in good faith and are consistent with the purpose and intent of the Award. Except as expressly provided herein, no such action by the Committee shall adversely affect the rights of the Advisor to any earned and outstanding Award LTIP Units (as defined below). Subject to the terms hereof, all decisions made by the Committee shall be final, conclusive and binding on all persons, including the Company, the Partnership, the Advisor and any Transferee. No member of the Committee, nor any other member of the Board or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Award, and all members of the Committee and each other member of the Board and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

2.       Definitions. Capitalized terms used herein but not otherwise defined are set forth in Exhibit A. Unless the context requires otherwise, capitalized terms used herein without definitions shall have the meanings given to those terms in the Advisor Plan.

3.       Outperformance Award.

a.       Grant; Performance Period; Valuation Date. On the date of this Agreement (the “Grant Date”), the Advisor was granted the Award, consisting of the issuance to the Advisor on the Listing Date of the Master LTIP Unit, which will, in accordance the terms of the Partnership Agreement, automatically convert into a number of LTIP Units equal to the LTIP Award Number effective on the Effective Date (such LTIP Units as so converted, together with the Master LTIP Unit to the extent applicable, the “Award LTIP Units”), with such Award LTIP Units being subject to vesting and forfeiture as provided in this Section 3 based on performance during the period (the “Performance Period”) commencing on the Listing Date and ending on the earlier of (i) the third anniversary of the Listing Date, (ii) the effective date of any Change of Control and (iii) the effective date of any termination of the Advisor’s service as advisor of the Company (such end date, as applicable, the “Valuation Date”). The Absolute TSR Award LTIPs may be earned based on Absolute TSR during the Performance Period and the Relative TSR Award LTIPs may be earned based on Relative TSR during the Performance Period.

b.       Determination Date; Outperformance Amounts.

(i)       Determination Date. On a date as soon as practicable following the Valuation Date (the “Determination Date”), but as of the Valuation Date, the Committee shall determine the number of Award LTIP Units that have been earned as of the Valuation Date based on the Absolute TSR Amount, the Relative TSR Amount and the Total Outperformance Amount, in each case, as calculated in accordance with this Section 3(b) by an independent consultant engaged by the Committee and as approved by the Committee in its reasonable and good faith discretion.

(ii)       Absolute TSR Amount. Subject to the provisions of Sections 3(c) and 3(d) below and the paragraph immediately below the following table, the following table sets forth the percentages that shall be used to calculate the number of Absolute TSR Award LTIPs that shall be earned based on the Absolute TSR as of the Valuation Date (such number of earned Absolute TSR Award LTIPs, the “Absolute TSR Amount”):

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Performance Level	Absolute TSR	Absolute TSR Amount (% of Absolute TSR Award LTIPs Earned)
Below Threshold	Less than 24.0%	0
Threshold	24.0%	25%
Target	30.0%	50%
Maximum	36.0% or higher	100%

No Absolute TSR Award LTIPs will be earned if the Absolute TSR is less than 24 percent. If the Absolute TSR is more than 24 percent but less than 30 percent, or more than 30 percent but less than 36 percent, the percentage of the Absolute TSR Award LTIPs earned will be determined using linear interpolation as between those tiers, respectively.

(iii)       Relative TSR Amount. Subject to the provisions of Section 3(c) and 3(d) below and the paragraph immediately below the following table, the following table sets forth the percentages that shall be used to calculate the number of Relative TSR Award LTIPs that shall be earned based on Relative TSR as of the Valuation Date (such number of earned Relative TSR Award LTIPs, the “Relative TSR Amount”):

Performance Level	Relative TSR Excess	Relative TSR Amount (% of Relative TSR Award LTIPs Earned)
Below Threshold	Less than -600 bps	0
Threshold	-600 bps	25%
Target	0 bps	50%
Maximum	+600 bps or more	100%

No Relative TSR Award LTIPs will be earned if the Relative TSR Excess is below -600 bps. If the Relative TSR Excess is more than -600 bps but less than 0 bps, or more than 0 bps but less than +600 bps, the percentage of the Relative TSR Award LTIPs earned will be determined using linear interpolation as between those tiers, respectively.

(iv)       Total Outperformance Amount. The “Total Outperformance Amount” as of the Valuation Date shall be the algebraic sum of: (A) the Absolute TSR Amount and (B) the Relative TSR Amount.

c.       Change of Control. If the Valuation Date is the effective date of a Change of Control, then the calculations contemplated by Section 3(b) shall be made based on actual performance as of (and including) the Change of Control; provided, however, that (i) the Absolute TSR Amount shall be determined (without pro-ration) based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 3(b)(ii) above, and as such Absolute TSR hurdles are reduced on a pro-rata basis based on the number of full days elapsed in the Performance Period through such effective date of a Change of Control, and (ii) the Relative TSR Amount shall be determined (without pro-ration) based on the performance as of (and including) the last Trading Day prior to such date.

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d.       Termination of Advisor.

(i)       Termination of Advisor for Cause. If the Valuation Date is the effective date of any termination of the Advisor’s service as advisor of the Company for Cause pursuant to and in accordance with the Advisory Agreement, then the calculations contemplated by Section 3(b) shall be made based on actual performance as of (and including) such date of termination; provided, however, that (A) the Absolute TSR Amount shall be (1) determined based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 3(b)(ii) above reduced on a pro-rata basis based on the number of full days elapsed in the Performance Period through the effective date of such termination without Cause, and (2) pro-rated based on the number of full days elapsed in the Performance Period through the effective date of such termination for Cause; and (B) the Relative TSR Amount shall be (1) determined based on the performance as of (and including) the last Trading Day prior to such date, and (2) pro-rated based on the number of full days elapsed in the Performance Period through the effective date of such termination for Cause.

(ii)       Termination of Advisor other than for Cause. If the Valuation Date is the effective date of the termination of the Advisor’s service as advisor of the Company for any reason other than for Cause pursuant to and in accordance with the Advisory Agreement, the calculations contemplated by Section 3(b) shall be made based on actual performance as of (and including) such date; provided, however, that (A) the Absolute TSR Amount shall be determined (without pro-ration) based on performance as of (and including) the last Trading Day prior to such date, as measured against the Absolute TSR hurdles set forth in Section 3(b)(ii) above, and as such Absolute TSR hurdles are reduced on a pro-rata basis based on the number of full days elapsed in the Performance Period through the effective date of such termination without Cause, and (B) the Relative TSR Amount shall be determined (without pro-ration) based on the performance as of (and including) the last Trading Day prior to such date.

e.       Vesting. Any Award LTIP Units that are earned pursuant to Section 3(b) shall be deemed to be fully vested as of the Valuation Date. Thereafter, subject to and in accordance with the terms of the Partnership Agreement, the Advisor, in its sole discretion, shall be entitled to convert any earned and vested Award LTIP Units into Class A Units (as so converted, the “Award Class A Units”).

f.       Forfeiture. Any Award LTIP Units that do not become earned and vested pursuant to, and in accordance with, this Section 3 shall automatically and without notice be forfeited on the Determination Date, effective as of the Valuation Date, without payment of any consideration by the Partnership or the Company, and neither the Advisor nor any of its successors, heirs, assigns, members or their respective assigns or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units.

4.       Rights of Advisor. The Advisor shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless the Advisor shall have accepted this Agreement prior to the close of business on the Grant Date by signing and delivering to the Partnership a copy of this Agreement. Upon acceptance of this Agreement by the Advisor, the Partnership Agreement shall be amended to reflect the issuance to the Advisor of the Award LTIP Units so accepted. Thereupon, the Advisor shall have all the rights of a Limited Partner of the Partnership with respect to the Award LTIP Units, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Advisor, subject to the terms of this Agreement and the Partnership Agreement.

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5. Distributions. The holder of Award LTIP Units shall be entitled to receive distributions with respect to the Award LTIP Units as described below and in accordance with the Partnership Agreement. For purposes of the Partnership Agreement, the LTIP Unit Distribution Participation Date with respect to the Award LTIP Units shall be the Valuation Date. Pursuant to the Partnership Agreement, and subject in all respects to the terms and conditions set forth therein, a holder of the Award LTIP Units shall be entitled to distributions per Award LTIP Unit as follows: (i) during the Performance Period, as and when distributions are made with respect to Class A Units, distributions in an amount equal to ten percent (10%) of the amount distributable with respect to an OP Unit; (ii) following the Valuation Date, only with respect to each Award LTIP Unit that has been earned in accordance with Section 3, distributions in the same amount and at the same time as distributions on an OP Unit; and (iii) promptly after the Determination Date, only with respect to each Award LTIP Unit earned in accordance with Section 3, a priority catch-up distribution in an amount in cash equal to the aggregate amount of cash distributed with respect to an OP Unit during the Performance Period less the aggregate amount distributed with respect to such Award LTIP Unit during the Performance Period. All distributions paid with respect to Award LTIP Units, both before and after the LTIP Unit Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying Award LTIP Units have been earned in accordance with Section 3.

6.       Restrictions on Transfer. Except as otherwise approved by the Committee in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the Award Class A Units shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”). Any Transferee approved by the Committee must agree in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 6. Additionally, all Transfers of Award LTIP Units or Award Class A Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act), and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Class A Units, the Partnership may require the Advisor to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Class A Units not approved by the Committee or otherwise in accordance with the terms and conditions of this Section 6 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Class A Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Class A Units. Except as provided in this Section 6, this Agreement is personal to the Advisor, is non-assignable and is not transferable in any manner, by operation of law or otherwise.

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7.       Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, significant repurchases of stock, or other similar change in the capital stock of the Company or the Partnership, (iii) any cash dividend or other distribution to holders of shares of Common Stock or Partnership Units shall be declared and paid other than in the ordinary course, or (iv) any other extraordinary corporate event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of equitable or proportionate adjustment in the terms of this Agreement or the Award LTIP Units to avoid distortion in the value of this Award, the Committee shall, taking into account, among other factors, the operation of the Conversion Factor and other provisions of the Partnership Agreement, make equitable or proportionate adjustment and take such other action as it deems necessary to maintain the Advisor’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the Award LTIP Units prior to such event, including, without limitation: (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards; provided, however any such adjustment shall be subject in all respects to, and shall not conflict with, the Partnership Agreement, as the Partnership Agreement may be amended from time to time in accordance with its terms, solely in connection with any adjustment or action by the Committee pursuant to this Section 7. All adjustments pursuant to this Section 7 made by the Committee shall be final, binding and conclusive.

8.       Miscellaneous.

a.       Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification that adversely affects the rights of the Advisor hereunder must be consented to by the Advisor to be effective as against it. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement or to make such changes that do not adversely affect the Advisor’s rights hereunder.

b.       Legend. The records of the Partnership evidencing the Award LTIP Units and Award Class A Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award LTIP Units and Award Class A Units are subject to restrictions as set forth herein and in the Partnership Agreement.

c.       Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, no Award LTIP Units will become vested, earned or payable, and no dividends or distributions will be paid, at a time that any such vesting, earning or payment would result in a violation of any applicable securities law.

d.       Advisor Representations; Registration.

(i)       The Advisor hereby represents and warrants that (A) it understands that it is responsible for consulting its own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Advisor is or by reason of this Award may become subject, to its particular situation; (B) the Advisor has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective Affiliates, employees, agents, consultants or advisors, in their capacity as such; (C) the Advisor provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Advisor believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Award LTIP Units are subject to substantial risks; (E) the Advisor has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Advisor has been afforded the opportunity to obtain such additional information as it deemed necessary before accepting this Award; and (G) the Advisor has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

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(ii)       The Advisor hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award Class A Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales and other Transfers of Award LTIP Units and Award Class A Units are subject to restrictions under the Securities Act and applicable state securities laws; and (C) because of the restrictions on Transfer of Award LTIP Units and Award Class A Units set forth in the Partnership Agreement and in this Agreement, the Advisor may have to bear the economic risk of its ownership of the Award LTIP Units covered by this Award for an indefinite period of time.

e.       Incorporation of Plan. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Advisor Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Advisor Plan, the terms and conditions of this Agreement shall control.

f.       Interpretation by Committee. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement and Advisor Plan, as it deems appropriate.

g.       Section 83(b) Election. In connection with the issuance of LTIP Units pursuant to this Agreement, the Advisor may elect to include in gross income for the year in which the Grant Date occurs the applicable Award LTIP Units pursuant to an election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit B. The Advisor agrees to file such election (or to permit the Partnership to file such election on the Advisor’s behalf) within thirty (30) days after the Grant Date with the IRS Service Center where the Advisor files its personal income tax returns, provide a copy of such election to the Partnership and the Company.

h.       Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

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i.       Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.

j.       No Obligation to Continue Service as a Consultant or Advisor. Neither the Company nor any Affiliate is obligated solely by, or solely as a result of, this Agreement to continue to have the Advisor as a consultant, advisor or other service provider and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the Advisor’s service relationship in accordance with the Advisory Agreement.

k.       Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 405 Park Avenue, 3rd Floor, New York, New York, 10022, and any notice to be given the Advisor shall be addressed to the Advisor at the Advisor’s address as it appears on the records of the Company, or at such other address as the Company or the Advisor may hereafter designate in writing to the other.

l.       Withholding and Taxes. The Advisor shall be solely responsible for all federal, state, local, foreign, or other taxes or any taxes under the Federal Insurance Contributions Act with respect to this Award. Notwithstanding the foregoing, if at any time the Company or Partnership are required to withhold any such taxes, the Advisor shall make arrangements satisfactory to the Committee regarding the payment of any United States federal, state, local, foreign or other taxes required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Advisor with respect to this Award (including, with respect to distributions in respect of the Award LTIP Units). So long as the Advisor holds any Award LTIP Units, the Advisor shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

m.       Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

n.       Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

o.       Successors and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to or Transferees the Company and the Partnership, on the one hand, and any successors to or Transferees of the Advisor, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to Transfer by the Advisor.

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p.       Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. The Award and all Award LTIP Units under this Agreement are intended to be exempt from, or comply with, Section 409A of the Code and shall be interpreted in accordance with such intent. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Advisor and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code. Notwithstanding anything contained herein, the Company and the Partnership make no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company or the Partnership be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by or imposed upon the Advisor or any transferee thereof for failure to comply with, or satisfy and exemption from, Section 409A of the Code.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc., its general partner

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer

AMERICAN FINANCE ADVISORS, LLC

By:	AMERICAN FINANCE SPECIAL LIMITED PARTNER, LLC, its member

By:	AR GLOBAL INVESTMENTS, LLC, its member

By:	/s/ Michael Anderson
Name: Michael Anderson Title: Authorized Signatory

[Signature Page to 2018 Advisor Multi-Year Outperformance Award Agreement]

EXHIBIT A

DEFINITIONS

“Absolute TSR” means the Company’s Total Shareholder Return.

“Absolute TSR Award LTIPs” means a number of LTIP Units equal to the quotient, rounded down to the nearest whole number, of (a) the LTIP Award Number, divided by (b) two.

“Affiliate” means (A) with respect to any individual Person, any member of the immediate family of such Person or a trust established for the benefit of such member, (B) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (C) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (D) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person).  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Cause” has the meaning set forth in the Advisory Agreement.

“Change of Control” means and includes any of the following events:

(i)       any Person is or becomes Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or

(ii)       the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) seventy percent (70%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or

Exhibit 1

(iii)       the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or

(iv)       persons who, as of the Listing Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by, or such person was nominated for election by, a vote of at least a majority of the Incumbent Directors.

Notwithstanding the foregoing, with respect to any payment in respect of an Award LTIP Units that is triggered or accelerated upon a Change of Control, then to the extent that the payment is subject to Code Section 409A, then such payment shall not occur until the earliest of (i) the Change of Control if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such payment would otherwise be made pursuant to the terms of the Award, and (iii) the Advisor’s “separation of service” within the meaning of Code Section 409A.

“Class A Units” has the meaning set forth in the Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the class of common stock of the Company, $0.01 par value per share, designated as “Class A Common Stock,” individually, or, to the extent applicable, collectively with the class of common stock of the Company, $0.01 par value per share, designated as “Class B-1 Common Stock” and the class of common stock of the Company, $0.01 par value per share, designated as “Class B-2 Common Stock.”

“Common Stock Price” means as of any date, the average of the Fair Market Value of one share of Common Stock (or, as applicable, one share of common stock of a Peer Group Company) over the fifteen (15) consecutive Trading Days ending on, and including, such date (or, if such date is not a Trading Day, the most recent Trading Day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Stock Price as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one share of Common Stock.

“Conversion Factor” has the meaning set forth in the Partnership Agreement.

“Effective Date” means August 30, 2018, the thirtieth (30th) Trading Day following the Listing Date.

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Exhibit 2

“Fair Market Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation.  The market price for each such Trading Day shall be: (A) if the security is listed or admitted to trading on Nasdaq or any national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (B) if the security is not listed or admitted to trading on Nasdaq or any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (C) if the security is not listed or admitted to trading on Nasdaq or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  In the event the security includes any additional rights, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Initial Share Price” means the average of the Fair Market Value of one share of Common Stock over the ten (10) consecutive Trading Days immediately prior to the Effective Date.

“Listing” means the listing of shares of Common Stock on Nasdaq.

“Listing Date” means July 19, 2018, the date of the Listing.

“LTIP Award Number” means the quotient, rounded down to the nearest whole number, of (a) 72,000,000, divided by (b) the Initial Share Price.

“LTIP Units” means LTIP Units, as such term is defined in the Partnership Agreement.

“Nasdaq” means The Nasdaq Global Select Market.

“Master LTIP Unit” means Master LTIP Unit, as such term is defined in the Partnership Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 19, 2018, among the Company, as general partner, the Advisor, as a limited partner, and any limited partners that are admitted from time to time to the Partnership and listed on Schedule A thereto, as amended, restated or supplemented from time to time in accordance with its terms.

“Partnership Record Date” has the meaning set forth in the Partnership Agreement.

“Partnership Units” has the meaning set forth in the Partnership Agreement.

Exhibit 3

“Peer Group Companies” means Colony Capital, Inc., Lexington Realty Trust, Ramco-Gershenson Properties Trust, Select Income REIT and Spirit Realty Capital, Inc.

“Peer Group TSR” means the average unweighted cumulative Total Shareholder Return of the Peer Group Companies for the Performance Period.

“Person” means an individual, Entity, corporation, unincorporated organization, or other entity or “group” (as defined in the Exchange Act).

“Relative TSR” means the Company’s Total Shareholder Return relative to the average unweighted cumulative Total Shareholder Return of the Peer Group Companies.

“Relative TSR Award LTIPs” means a number of LTIP Units equal to the quotient, rounded down to the nearest whole number, of (a) the LTIP Award Number, divided by (b) two.

“Relative TSR Excess” means an amount, expressed in terms of basis points (bps), whether positive or negative, by which the Company’s Absolute TSR as of the Valuation Date exceeds the Peer Group TSR as of the Valuation Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a fifty percent (50%) interest, either directly or indirectly.

“Total Shareholder Return” means, for each of the Company and the Peer Group Companies, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a holder who (a) bought one share of common stock of such company at the Initial Share Price (or the closing price, with respect to any Peer Group Company) on the Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional shares of common stock at a price per share equal to (i) the Fair Market Value on the Trading Day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the Common Stock Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Exhibit 4

“Transactional Change of Control” means (A) a Change of Control described in clause (i) of the definition thereof where the Person makes a tender offer for Common Stock, (B) a Change of Control described in clause (ii) of the definition thereof where the Company is not the surviving entity, or (C) a Change of Control described in clause (iii) of the definition thereof.

“Transferee” shall mean the transferee in any Transfers of Award LTIP Units or Award Class A Units approved by the Committee pursuant to Section 6 hereof.

Exhibit 5

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERN REVENUE CODE

The undersigned Taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name: American Finance Advisors, LLC (the “Taxpayer”)

Address:

___________________

Taxpayer Identification No.: ____-____-____

2.	Description of property with respect to which the election is being made: 1 Master LTIP Unit in American Finance Operating Partnership, L.P. (the “Partnership”), that will, pursuant to its terms and the terms contained in the Partnership’s Agreement of Limited Partnership, convert into a number of LTIP Units in the Partnership (such LTIP Units as so converted, together with the Master LTIP Unit to the extent applicable, the “Award LTIP Units”) based on the average closing price of the common stock of American Finance Trust, Inc. on the Nasdaq over the 10 consecutive trading days immediately prior to the 30th trading day following the first trading day on which shares of such stock were so listed or admitted to trading.

3.	The date on which the property was transferred is [__], 2018. The taxable year to which this election relates is calendar year 2018.

4.	Nature of restrictions to which the property is subject: With limited exceptions, until the Award LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the Award LTIP Units without the consent of the Partnership. The Award LTIP Units are subject to performance-based vesting conditions related to the performance of American Finance Trust, Inc. (including the distributions made by it to its stockholders). The unvested Award LTIP Units are subject to forfeiture if such conditions are not met.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms w never lapse) of the property with respect to which this election is being made was $0 per Award LTIP Unit.

6.	The amount paid by the Taxpayer for the property was $0 per Award LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and American Finance Trust, Inc.

Exhibit 6

AMERICAN FINANCE ADVISORS, LLC

Dated:	Signed:

By:

Name:

Title:

Exhibit 7